Exhibit 5.8

Geostatistics Resources & Reserves Reconciliation & Grade Control Audit & Due Diligence Strategic Mine Planning Geometallurgical Modelling Mine Geology Training
Scott Jackson
Quantitative Geoscience Pty Ltd.
Consent of Qualified Person

TO:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des Marchés Financiers du Québec
New Brunswick Securities Commission
Nova Scotia Securities Commission
Securities Office, Prince Edward Island
Securities Commission of Newfoundland and Labrador
Yukon Registrar of Securities
United States Securities and Exchange Commission
I, Scott Jackson, do hereby confirm that:
1.	on June 4, 2010, I consented to the filing, with the Canadian Securities Commissions listed above, of the technical report entitled “Ivanhoe Mines Ltd., Oyu Tolgoi Project Technical Report” dated June 4, 2010 (the “Technical Report”) prepared for Ivanhoe Mines Ltd. (“Ivanhoe”), in respect of its Oyu Tolgoi Project in southern Mongolia;

2.	on May 11, 2010, I consented to the filing, with the Canadian Securities Commissions listed above, of a Material Change Report of Ivanhoe, dated May 21, 2010 (the “MCR”) which contained extracts from and references to the Technical Report (such extracts and references, together with the Technical Report, the “Technical Data”); and

3.	I have read the Short Form Prospectus of Ivanhoe (the “Prospectus”) and the U.S. Registration Statement on Form F-10 (the “Registration Statement”, such Registration Statement together with the Prospectus, the “Disclosure Documents”), each relating to a rights offering and dated December 16, 2010.
I do hereby consent to the use of my name in the MCR and in the Disclosure Documents and to the incorporation by reference of the MCR into the Disclosure Documents and confirm that: (i) the information included in the Disclosure Documents which is derived from the Technical Data fairly and accurately represents the information in the Technical Data that supports such disclosure; and (ii) I am not aware of any misrepresentations in the information contained in the Disclosure Documents as a result of the services I performed for Ivanhoe in connection with the Technical Data.
Dated this 16th day of December, 2010.

           /s/ Scott Jackson
Signature of Qualified Person
              Scott Jackson
Printed Name of Qualified Person
Quantitative Geoscience Pty Ltd (ABN 30 095 494 947) and Quantitative Group Pty Ltd (ABN 61 120 267 192), trading as QG address : Suite 12, 18 Parry St Fremantle WA, Australia 6160 (PO Box 1304 Fremantle WA, Australia 6959)
phone : +61 (0) 8 9433 3511 | fax : +61 (0) 8 9433 3611 | email : info@qgroup.net.au | web : www.qgroup.net.au